Exhibit 99.1

  First Consulting Group (FCG) Announces Second Quarter 2006 Results

    LONG BEACH, Calif.--(BUSINESS WIRE)--Aug. 3, 2006--First
Consulting Group, Inc. (Nasdaq:FCGI):

    --  Net Revenues of $65.5 Million and Diluted EPS of $0.20

    --  Cash Increases $10.2 Million to $42.9 Million

    First Consulting Group, Inc. (Nasdaq:FCGI), a leading provider of outsourcing, consulting and systems implementation and integration to the health-related industries, today reported financial results for the second quarter ended June 30, 2006.

    Second Quarter 2006 Performance

    Revenues before out-of-pocket reimbursements ("net revenues") for the second quarter of 2006 were $65.5 million, down slightly from $66.7 million in the prior quarter, and down from $67.9 million in the second quarter of 2005.
    Net income was $5.2 million, or $0.20 per diluted share, for the second quarter of 2006 compared to net income of $4.5 million, or $0.18 per diluted share, for the first quarter of 2006, and a loss of $6.9 million, or $0.28 per share, for the second quarter of 2005. Included in the second quarter 2005 loss was a non-cash tax valuation allowance of $6.0 million.
    During the second quarter of 2006, FCG booked a tax provision of 7% because of the existence of net operating loss carryforwards. FCG continues to expect that its tax provision in fiscal 2006 will remain low but that its long term tax provision will return to levels consistent with full federal and state tax rates.

    Cash Position

    Total cash and investments increased $10.2 million to $42.9 million during the second quarter of 2006, as compared to $32.7 million at the end of the prior quarter. The key elements of the $10.2 million cash increase were the firm's net income in the quarter, the exercise of stock options during the quarter (primarily by former employees) which generated approximately $2.4 million in cash proceeds, and depreciation expense exceeding capital expenditures by approximately $1.0 million.
    Larry Ferguson, FCG's chief executive officer, said, "I am pleased with the performance of the second quarter which demonstrates the underlying profitability of our core business following our cost reduction program. I am excited about the opportunity to lead this team and am looking forward to building a growth environment in the Company."

    Other Highlights

    -- Net revenues decreased $1.2 million from the first quarter of 2006. Included in the decrease was a $1.5 million decrease in Health Delivery Services that was partially offset by increases in Health Plans and Life Sciences.

    -- In Health Delivery, FCG is continuing to refine its sales and delivery structure under new leadership and is primarily focused on building a pipeline to set up revenue growth for 2007, particularly in the areas of advisory and implementation services and outsourcing. The Company continues to believe that market dynamics, particularly related to reimbursement and capital spending pressures being experienced by the provider market, will result in increased opportunity for its outsourcing and blended shore services.

    -- Health Plan revenues increased $0.6 million over the first quarter of 2006 and performance generally remained positive. The Company's pipeline in this area is active with implementation services offerings, including configuration, report development and testing using FCG's blended shore delivery model.

    -- Life Sciences performance improved significantly as a result of new sales of the Company's market leading software product, FirstDoc(R), and more effective project delivery on all significant contracts. One large contract for which the Company recorded losses in the first quarter of 2006 is currently performing to plan and therefore there were no significant negative adjustments in Life Sciences in the second quarter.

    -- The pipeline for FCG's FirstGateways(TM) product is strong and the Company is either in contracting or a finalist at several potential accounts. A recent survey by the Hospital Information Management Systems Society indicates that more than 100 communities have announced some plan to participate in a Regional Health Information sharing.

    -- The Company announced the hiring of Larry R. Ferguson as Chief Executive Officer and a member of the Board of Directors effective June 26, 2006.

    Outlook

    The Company expects revenue for the third quarter of 2006 to be in the range of $63-$65 million with continued operating profitability. The Company expects cash to increase slightly during the third quarter of 2006 with DSO expected to remain stable. The Company anticipates its tax provision during the third quarter of 2006 will be similar to that used during the first half of 2006. The Company reiterated that its ability to grow revenues and to expand earnings continues to be dependent on the adoption of blended shore delivery in the Health Delivery Services segment and its ability to obtain new outsourcing contracts.

    Second Quarter 2006 Conference Call

    FCG will hold an investor conference call to discuss second quarter 2006 results on Thursday, August 3, 2006, at 4:45 p.m. Eastern Daylight Time (1:45 p.m. Pacific Daylight Time). This call is being webcast by CCBN and can be accessed at FCG's Web site at www.fcg.com. The webcast will also be distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.earnings.com or by visiting any of the investor sites in CCBN's Individual Investor Network such as America Online's Personal Finance Channel. Institutional investors can access the call via CCBN's password protected event management site, StreetEvents (www.streetevents.com).

    About FCG

    FCG is a leading provider of outsourcing, consulting, systems implementation and integration for healthcare, pharmaceutical, and other life sciences organizations throughout North America, Europe and Asia. Through combinations of onsite, off-site and offshore outsourced services, FCG provides low cost, high quality offerings to improve its clients' performance. The firm's consulting and integration services increase clients' operations effectiveness with and through information technology, resulting in reduced costs, improved customer service, enhanced quality of patient care, and more rapid introduction of new pharmaceutical compounds. For more information about FCG, visit www.fcg.com or call 800-345-0957.

    Forward-Looking Statements

    This news release includes forward-looking statements based on FCG's current expectations, estimates and projections about its industry, management's beliefs and certain assumptions made by the Company. These forward-looking statements can typically be identified by use of words such as "believes," "anticipates" or "expects" and include statements regarding (i) FCG's anticipated financial and operating performance as set forth in this release, including expected revenues, profitability, tax rate and level of cash and investments for the third quarter of 2006; (ii) the Company's ability to maintain and increase its pipeline of business and profitability through its blended shore sourcing, management of cost of services, infrastructure costs and corporate general and administrative expenses; and (iii) the Company's ability to shield future operating earnings, if any, from taxation given the Company's current balance of net operating loss carryforwards. These forward-looking statements involve known and unknown risks which may cause the Company's actual results and performance to be materially different from the future results and performance stated or implied by the forward looking statements.
    Some of the risks investors should consider include the following:
(a) the unpredictable nature of the Company's pipeline of potential business and of negotiations with clients on new or renewed engagements, resulting in uncertainty as to whether and when FCG will enter into these engagements or whether they will be sufficient to replace any revenue from expiring contracts or be on terms favorable to FCG; (b) the unpredictable nature of the business of FCG's clients and the markets that they serve, which could result in clients canceling, modifying or delaying current or prospective engagements with FCG; (c) the ability of FCG to deliver services on an offsite and/or blended shore basis utilizing a global operations base, including its operations in Nashville, Tennessee, India, Vietnam, and Europe; (d) the ability of FCG to increase its sales effectiveness;
(e) the ability of FCG to leverage general and administrative expenses and its service centers and continue to manage its cost structure effectively; (f) the importance of FCG's personnel to its operations, including whether FCG can attract and retain qualified management (including a new chief executive officer) and personnel and keep personnel utilized on client engagements in order to achieve growth, revenue and profitability; (g) foreign currency exchange rates and cost of labor and availability of resources in FCG's offshore development centers; (h) the ability of FCG to effectively manage client expectations, service levels and cost reductions on the outsourcing accounts and larger projects; and (i) other risk factors referenced in the Company's most recent Forms 10-K, 10-Q and other periodic reports filed with the Securities and Exchange Commission.
    In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by FCG or any other person that FCG's objectives or plans will be achieved. FCG undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


First Consulting Group, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
 (in thousands except per share data)


                                3 Months Ended       6 Months Ended
                              ------------------  --------------------
                               June 30,  July 1,    June 30,   July 1,
                                2006      2005       2006       2005
                              --------  --------  ---------  ---------

Revenues before
 reimbursements (net
 revenues)                    $65,526   $67,919   $132,212   $136,063
Reimbursements                  3,491     3,772      7,270      7,434
                              --------  --------  ---------  ---------
     Total revenues            69,017    71,691    139,482    143,497

Cost of services before
 reimbursable expenses         47,086    51,835     95,679    104,325
Reimbursable expenses           3,491     3,772      7,270      7,434
                              --------  --------  ---------  ---------
     Total cost of services    50,577    55,607    102,949    111,759

                              --------  --------  ---------  ---------
     Gross profit              18,440    16,084     36,533     31,738

Selling expenses                4,043     7,094      8,422     13,852
General and administrative
 expenses                       9,274    10,093     18,449     20,610
                              --------  --------  ---------  ---------
     Operating income (loss)    5,123    (1,103)     9,662     (2,724)
Interest income, net              425       210        763        440
Other income (expense), net         2       (33)       (13)       (33)
                              --------  --------  ---------  ---------
     Income (loss) from
      continuing operations
      before income taxes       5,550      (926)    10,412     (2,317)
Income tax provision              389     6,000        729      5,361
                              --------  --------  ---------  ---------
     Income (loss) from
      continuing operations     5,161    (6,926)     9,683     (7,678)
Loss on discontinued
 operations, net of tax
 benefit                            -         -          -       (537)
                              --------  --------  ---------  ---------
     Net income (loss)         $5,161   $(6,926)    $9,683    $(8,215)
                              ========  ========  =========  =========

Basic EPS:
     Income (loss) from
      continuing operations,
      net of tax                $0.21    $(0.28)     $0.39     $(0.32)
     Loss on discontinued
      operations, net of tax        -         -          -      (0.02)
                              --------  --------  ---------  ---------
Net income (loss)               $0.21    $(0.28)     $0.39     $(0.34)
                              ========  ========  =========  =========

Diluted EPS:
     Income (loss) from
      continuing operations,
      net of tax                $0.20    $(0.28)     $0.38     $(0.32)
     Loss on discontinued
      operations, net of tax        -         -          -      (0.02)
                              --------  --------  ---------  ---------
Net income (loss)               $0.20    $(0.28)     $0.38     $(0.34)
                              ========  ========  =========  =========

Basic weighted avg. shares     25,045    24,343     24,875     24,409
Diluted weighted avg. shares   25,790    24,343     25,350     24,409




First Consulting Group, Inc. and Subsidiaries
Consolidated Balance Sheet Data (Unaudited)
 (in thousands except per share data)

                                                     June 30, Dec. 30,
                                                       2006     2005
                                                     -------- --------

Cash, cash equivalents, and investments              $42,851  $35,106
Accounts receivable, net                              24,248   20,993
Unbilled receivables                                  14,585   12,352
Current assets                                        86,078   71,983
Total assets                                         135,359  121,632
Current liabilities                                   32,979   32,714
Long-term debt                                             -        -
Total stockholders' equity                            92,771   78,746




Selected Business Metrics

                                      Q2     Q1     Q4     Q3     Q2
                                     2006   2006   2005   2005   2005
                                    ------ ------ ------ ------ ------

Revenues before reimbursements (net
 revenues) ($ in millions)           65.5   66.7   69.7   72.7   67.9
Out-of-pocket reimbursements ($ in
 millions)                            3.5    3.8    3.4    3.9    3.8
  Total revenues ($ in millions)     69.0   70.5   73.1   76.6   71.7
Gross margin %                       28.1   27.1   20.0   22.9   23.7
Selling expense %                     6.2    6.6    9.3   10.5   10.4
General and admin expense %          14.2   13.8   17.2   13.0   14.9
Operating income (loss) %             7.8    6.8   (6.5)  (0.6)  (1.6)
Utilization %                        80.3   80.3   76.4   79.0   74.5
Total associates                    2,391  2,394  2,681  2,719  2,500
Billable associates                 1,345  1,342  1,342  1,329  1,272
Outsourcing associates                727    746  1,032  1,063    856
Days sales outstanding                 39     39     34     36     38




Delivery Units Selected Financial Metrics

Health Delivery Services                  Q2    Q1    Q4    Q3    Q2
                                         2006  2006  2005  2005  2005
Revenues before reimbursements (net
 revenues)
($ in millions)                          13.9  15.4  15.3  15.6  17.1
Out-of-pocket reimbursable expenses
 ($ in millions)                          1.9   2.3   2.3   2.5   2.5
Total revenues ($ in millions)           15.8  17.7  17.6  18.1  19.6
Gross margin %                           39.6  38.7  29.8  34.6  38.4
Utilization %                            75.7  80.3  75.6  75.0  75.1
Billable associates                       192   196   219   221   230
Total associates                          209   213   249   249   266


Health Delivery Outsourcing               Q2    Q1    Q4    Q3    Q2
                                         2006  2006  2005  2005  2005
Revenues before reimbursements (net
 revenues)
($ in millions)                          26.8  27.4  35.0  35.3  28.7
Out-of-pocket reimbursable expenses
 ($ in millions)                            -     -     -   0.2   0.2
Total revenues ($ in millions)           26.8  27.4  35.0  35.5  28.9
Gross margin %                           14.0  12.3  11.0  10.7   8.3
Total associates                          631   646   903   933   683


Health Plan                               Q2    Q1    Q4    Q3    Q2
                                         2006  2006  2005  2005  2005
Revenues before reimbursements (net
 revenues)
($ in millions)                           7.4   6.8   5.0   4.9   4.1
Out-of-pocket reimbursable expenses
 ($ in millions)                          0.9   0.9   0.6   0.7   0.6
Total revenues ($ in millions)            8.3   7.7   5.6   5.6   4.7
Gross margin %                           28.4  33.3  30.4  31.2  22.3
Utilization %                            87.1  91.3  81.1  85.0  67.5
Billable associates                        91    84    73    61    58
Total associates                          116   109    98    84    75


Life Sciences                             Q2    Q1    Q4    Q3    Q2
                                         2006  2006  2005  2005  2005
Revenues before reimbursements (net
 revenues)
($ in millions)                           8.3   7.7   5.4   7.3   8.8
Out-of-pocket reimbursable expenses
 ($ in millions)                          0.2   0.2   0.2   0.3   0.2
Total revenues ($ in millions)            8.5   7.9   5.6   7.6   9.0
Gross margin %                           45.5  38.8  23.1  41.6  45.1
Utilization %                            70.0  68.2  69.7  75.9  78.1
Billable associates                       134   147   152   153   135
Total associates                          155   172   179   184   196


Government and Technology Services        Q2    Q1    Q4    Q3    Q2
                                         2006  2006  2005  2005  2005
Revenues before reimbursements (net
 revenues)
($ in millions)                           7.9   7.7   7.4   7.5   7.0
Out-of-pocket reimbursable expenses
 ($ in millions)                          0.4   0.3   0.2   0.2   0.1
Total revenues ($ in millions)            8.3   8.0   7.6   7.7   7.1
Gross margin %                           38.6  38.0  37.8  39.9  43.5
Utilization %                            85.4  85.4  83.1  86.8  77.7
Billable associates                       507   472   456   442   431
Total associates                          560   520   503   490   476


Shared Services Centers                   Q2    Q1    Q4    Q3    Q2
                                         2006  2006  2005  2005  2005
Utilization %                            78.5  76.8  70.9  73.5  70.1
Billable associates                       408   426   415   421   380
Outsourcing associates                     78    81   111   115   162
Total associates                          567   580   597   615   610

    CONTACT: First Consulting Group, Inc.
             Larry Ferguson, 562-624-5200
             or
             Thomas Reep, 562-624-5250